Exhibit 20.1

                                       CONTACT:  Mary K. Talbot
                                                 (401) 245-8819


SLADE'S FERRY BANCORP REPORTS HEALTHY GROWTH
IN BUSINESS DURING Q3 2003


SOMERSET, Mass. -- Slade's Ferry Bancorp (NASDAQ small cap: SFBC) parent company of Slade's Ferry Trust Company, announced a 20 percent increase in total loans and a $10.6 million increase in deposits for the first nine months of 2003. The second quarter of 2003 Real Estate Investment Trust
(REIT) tax settlement of $658,168 with the State of Massachusetts the Bank's increased our effective tax rate. In addition expenses related to investments in the bank's infrastructure have contributed to a decrease of $472,812 in net income for the nine months ending September 30, 2003 when compared to the same period in 2002.

Net income for the third quarter of 2003 totaled $699,345, or diluted earnings per share of $0.17, as compared to $1,250,997 and diluted earnings per share of $0.32 that were recorded for the same quarter in 2002. The 2002 period included a $585,358 pre-tax gain on securities, as well as a $138,263 securities write-down charge on securities.

"We're closely adhering to our strategic plan and thus have been reorganizing and reinvesting in bank infrastructure to remain competitive which has resulted in some one-time expenses," said CEO Mary Lynn Lenz. "However, we're achieving (and in some cases surpassing) our sales goals to offset those organizational investments."

Net loans are up 20 percent over December 31, 2002, having increased from $259.8 million to $311.7 million. The growth has been fueled by low interest rates, combined with the bank's marketing efforts to increase its portfolio of residential mortgages and home equity loans.

Total deposits were $346.2 million as of September 30, 2003, an increase of $10.6 million (or 3.2 percent) over December 31, 2002 that is attributed to a money market advertising campaign that has generated approximately $15 million in deposits. Borrowings from the Federal Home Loan Bank increased by $22.9 million as the bank took advantage of a favorable low interest rate environment to continue to draw down longer term, structured funding opportunities.

A loss on sale of loans of $115,792 was recorded during 2003. No loan sales were incurred during 2002. This loss on sale of loans is a result of management's continued efforts to aggressively improve asset quality in the bank's loan portfolio. Asset quality in both loan and investment portfolios remain strong. Non-performing loans were $650,000 or 0.20 percent of total gross loans at September 30, 2003, as compared to 0.24 percent of total loans at December 31, 2002.


Due to continued changes in the composition of the loan portfolio, stronger underwriting guidelines, and the sale of loans previously deemed impaired, the overall credit risk of the loan portfolio has improved. Subsequent to an analysis of the adequacy of loan loss reserves, management deemed it prudent to recover $680,357 of previously provided loan loss provisions and recorded this provision benefit during the second quarter of 2003 and is reflected in the year to date September 30, 2003 benefit for loan losses. No recoveries or benefits associated with the provision for loan losses were recorded for the same period in 2002, however an expense to earnings totaling $375,000 was made.

Total stockholders' equity at September 30, 2003 was $42.0 million versus $41.2 million at December 31, 2002, an increase of approximately 2.1 percent, or $0.8 million. Both the company and the bank maintain capital levels sufficient to be considered "well-capitalized" under applicable regulatory capital guidelines and requirements.

The third quarter results also reflect a dividend of $0.09 per share that was paid out on October 17 to stockholders of record as of September 19, 2003.

Slade's Ferry Bancorp was founded to serve community-banking needs with both personal and commercial products and services. With more than $400 million in assets and 10 retail branches in Southeastern Massachusetts, Slade's Ferry is a trusted community partner. Traded on the NASDAQ Small Cap Market as SFBC, Slade's Ferry Bancorp can also be found on the web at www.sladesferry.com and in six Massachusetts communities - Fairhaven, Fall River, New Bedford, Seekonk, Somerset and Swansea.


                                    # # #


This new release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the strength of the company's capital and asset quality. Other such statements may be identified by words such as "believes," "will," "expects," "project," "may," "developments," "strategic," "launching," "opportunities," "anticipates," "estimates," "intends," "plans," "targets" and similar expressions. These statements are based upon the current beliefs and expectations of Slade's Ferry Bancorp's management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectation expressed in our forward-looking statements: (1) enactment of adverse government regulations (2) competitive pressures among depository and other financial institutions may increase significantly and have an effect on pricing, spending, third-party relationships and revenues; (3) the strength of the United States economy in general and specifically the strength of the New England economics may be different than expected, resulting in, among other things, a deterioration in overall credit quality and borrowers' ability to service and repay loans, or a reduced demand for credit, including the resultant effect on the Bank's loan portfolio, levels of charge-offs and non-performing loans and allowance for loan losses; (4) changes in the interest rate environment may reduce interest margins and adversely impact net interest income and (5) changes in assumptions used in making such forward-looking statements. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, Slade's Ferry Bancorp's actual results could differ materially from those discussed. All subsequent written and oral forward-looking statements attributable to Slade's Ferry Bancorp or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements set forth above. Slade's Ferry Bancorp does not intend or undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date of the forward-looking statements are made.

                            SLADE'S FERRY BANCORP
                         CONSOLIDATED BALANCE SHEETS
                                 (UNAUDITED)
                                    AS OF


                                                    SEPTEMBER 30,     DECEMBER 31,
ASSETS:                                                 2003              2002
----------------------------------------------------------------------------------

Cash and deposits with other banks                  $ 18,887,821      $ 14,993,969
Money market mutual funds                                 41,851           222,567
Federal funds sold                                    11,000,000        19,500,000
----------------------------------------------------------------------------------
      Cash and Cash Equivalents                       29,929,672        34,716,536
Interest bearing time deposits with other banks          200,000           200,000
Securities held to maturity                           12,148,328        13,696,254
Securities available for sale                         52,502,490        65,907,926
Federal Home Loan Bank stock                           2,105,400         1,013,400
Loans (net) - Note A                                 311,724,282       259,816,056
Premises & equipment                                   5,991,270         6,067,879
Accrued interest receivable                            1,511,498         1,492,591
Goodwill                                               2,173,368         2,173,368
Cash surrender value of life insurance                11,019,566         9,750,661
Other assets                                           3,586,329         3,540,312
----------------------------------------------------------------------------------
TOTAL ASSETS                                        $432,892,203      $398,374,983
==================================================================================

LIABILITIES & STOCKHOLDERS' EQUITY:
Deposits                                            $346,229,006      $335,632,532
Advances from Federal Home Loan Bank                  42,106,161        19,185,338
Other liabilities                                      2,477,628         2,336,109
----------------------------------------------------------------------------------
      Total Liabilities                              390,812,795       357,153,979
Preferred stockholders' equity in subsidiary              50,500            54,000
----------------------------------------------------------------------------------
Stockholders' equity:
Common stock                                              39,796            39,378
Paid in capital                                       28,316,556        27,693,199
Retained earnings                                     13,991,179        13,445,335
Accum. other comprehensive loss                         (318,623)          (10,908)
----------------------------------------------------------------------------------
      Total Stockholders' Equity                      42,028,908        41,167,004
----------------------------------------------------------------------------------
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY            $432,892,203      $398,374,983
==================================================================================

Note:  A-Loans net of:
  Reserve for Loan Losses                           $  4,377,797      $  4,854,388
  Unearned Income                                   $    377,168      $    341,234

                CONSOLIDATED STATEMENTS OF INCOME AND EXPENSE
                                 (UNAUDITED)
                        9 MONTHS ENDING SEPTEMBER 30,


                                                         2003            2002
---------------------------------------------------------------------------------

INTEREST AND DIVIDEND INCOME:
Interest and fees on loans                            $12,928,787     $13,088,783
Interest and dividends on investments                   2,258,138       3,461,700
Other interest                                            135,253         258,593
---------------------------------------------------------------------------------
      Total interest and dividend income               15,322,178      16,809,076
---------------------------------------------------------------------------------
INTEREST EXPENSE:
Interest on deposits                                    3,538,854       5,307,036
Interest on other borrowed funds                        1,059,978         892,868
---------------------------------------------------------------------------------
      Total interest expense                            4,598,832       6,199,904
---------------------------------------------------------------------------------
  Net interest and dividend income                     10,723,346      10,609,172
Provision (benefit) for loan losses                      (539,357)        375,000
---------------------------------------------------------------------------------
  Net interest and dividend income after
   provision (benefit) for loan losses                 11,262,703      10,234,172
---------------------------------------------------------------------------------
OTHER INCOME:
Service charges on deposit accounts                       840,054         641,684
Security gains, net                                         1,944         582,540
Other income                                              749,221         741,389
---------------------------------------------------------------------------------
      Total other income                                1,591,219       1,965,613
---------------------------------------------------------------------------------
OTHER EXPENSE:
Salaries and employee benefits                          5,743,711       5,367,058
Occupancy expense                                         710,580         637,618
Equipment expense                                         398,971         369,307
Writedown on securities                                         0       1,085,158
Loss on sale of loans                                     115,792               0
Other expenses                                          2,517,286       2,082,961
---------------------------------------------------------------------------------
      Total other expense                               9,486,340       9,542,102
---------------------------------------------------------------------------------
Income before income taxes and extraordinary item       3,367,582       2,657,683
Income taxes                                            1,092,553         568,010
---------------------------------------------------------------------------------
      Net Income before extraordinary item              2,275,029       2,089,673
Extraordinary item, net of income taxes (1)              (658,168)              0
---------------------------------------------------------------------------------
      NET INCOME                                      $ 1,616,861     $ 2,089,673
=================================================================================
Basic earnings (loss) per share:
  Income before extraordinary item                    $      0.57     $      0.54
  Extraordinary item, net of income tax                     (0.17)           0.00
                                                      -----------     -----------
  Net income                                          $      0.40     $      0.54
                                                      ===========     ===========
Diluted earnings (loss) per share:
  Income before extraordinary item                    $      0.57     $      0.53
  Extraordinary item, net of income tax                     (0.16)           0.00
                                                      -----------     -----------
  Net income                                          $      0.41     $      0.53
                                                      ===========     ===========

<F1>  Reflects the final settlement from the MA Department of Revenue for the interest and state excise tax assessed on the REIT, net of any applicable tax benefits.

                CONSOLIDATED STATEMENTS OF INCOME AND EXPENSE
                                 (UNAUDITED)
                        3 MONTHS ENDING SEPTEMBER 30,


                                                         2003           2002
-------------------------------------------------------------------------------

INTEREST AND DIVIDEND INCOME:
Interest and fees on loans                            $4,419,503     $4,274,244
Interest and dividends on investments                    671,857      1,102,826
Other interest                                            26,873        107,836
-------------------------------------------------------------------------------
      Total interest and dividend income               5,118,233      5,484,906
-------------------------------------------------------------------------------
INTEREST EXPENSE:
Interest on deposits                                   1,090,910      1,640,563
Interest on other borrowed funds                         408,772        333,679
-------------------------------------------------------------------------------
      Total interest expense                           1,499,682      1,974,242
-------------------------------------------------------------------------------
  Net interest and dividend income                     3,618,551      3,510,664
Provision (benefit) for loan losses                            0              0
-------------------------------------------------------------------------------
  Net interest and dividend income after
   provision (benefit) for loan losses                 3,618,551      3,510,664
-------------------------------------------------------------------------------
OTHER INCOME:
Service charges on deposit accounts                      298,734        229,650
Security gains, net                                       42,862        585,358
Other income                                             239,828        234,370
-------------------------------------------------------------------------------
      Total other income                                 581,424      1,049,378
-------------------------------------------------------------------------------
OTHER EXPENSE:
Salaries and employee benefits                         2,005,682      1,807,639
Occupancy expense                                        225,567        219,173
Equipment expense                                        143,949        118,594
Writedown on securities                                        0        138,263
Loss on sale of loans                                     12,258              0
Other expenses                                           793,836        688,343
-------------------------------------------------------------------------------
      Total other expense                              3,181,292      2,972,012
-------------------------------------------------------------------------------
Income before income taxes and extraordinary item      1,018,683      1,588,030
Income taxes                                             319,338        337,033
-------------------------------------------------------------------------------
      Net Income before extraordinary item               699,345      1,250,997
Extraordinary item, net of income taxes                        0              0
-------------------------------------------------------------------------------
      NET INCOME                                      $  699,345     $1,250,997
===============================================================================
Basic earnings (loss) per share:
  Income before extraordinary item                    $     0.18     $     0.32
  Extraordinary item, net of income tax                     0.00           0.00
                                                      -------------------------
  Net income                                          $     0.18     $     0.32
                                                      =========================
Diluted earnings (loss) per share:
  Income before extraordinary item                    $     0.17     $     0.32
  Extraordinary item, net of income tax                     0.00           0.00
                                                      -------------------------
  Net income                                          $     0.17     $     0.32
                                                      =========================